           Norfolk Southern Corporation and Subsidiaries
                   Consolidated Statements of Income
                              (Unaudited)
                ($ in millions except per share amounts)

                                        Three Months Ended
                                             March 31,
                                       --------------------
                                         1997        1996
                                       ---------  ---------
 Transportation operating revenues:
  Railway:
    Coal                               $   326.1  $   323.8
    General merchandise                    594.2      574.1
    Intermodal                             125.7      118.8
                                       ---------  ---------
      Total railway                      1,046.0    1,016.7

 Motor carrier                             203.7      198.3
                                       ---------  ---------
      Total transportation
        operating revenues               1,249.7    1,215.0
                                       ---------  ---------

Transportation operating expenses:
  Railway:
    Compensation and benefits              361.9      377.3
    Materials, services and rents          169.4      151.9
    Depreciation                           102.9      100.3
    Diesel fuel                             62.7       55.4
    Casualties and other claims             29.0       34.7
    Other                                   38.6       35.2
                                       ---------  ---------
      Total railway                        764.5      754.8

  Motor carrier                            199.6      199.2
                                       ---------  ---------
      Total transportation
        operating expenses                 964.1      954.0
                                       ---------  ---------
      Income from operations               285.6      261.0

Other income (expense):
  Interest income                            6.3        5.8
  Interest expense on debt                 (38.4)     (27.6)
  Charge for credit facility
    costs (note 2)                         (77.2)      --
  Other - net                               22.2       27.6
                                       ---------  ---------
      Total other income (expense)         (87.1)       5.8
                                       ---------  ---------
      Income before income taxes           198.5      266.8

Provision for income taxes:
  Current                                   63.2       84.8
  Deferred                                   7.5       13.9
                                       ---------  ---------
      Total income taxes                    70.7       98.7
                                       ---------  ---------
      Net income (note 2)              $   127.8  $   168.1
                                       =========  =========

Earnings per share (note 2)            $    1.02  $    1.31
 Average number of
  shares outstanding (000's)             125,255    128,215

          Norfolk Southern Corporation and Subsidiaries
                   Consolidated Balance Sheets
                           (Unaudited)
                         ($ in millions)
                                  March 31,      December 31,
                                    1997             1996
                                 ----------      ------------
Assets
Current assets:
  Cash and cash equivalents        $    139.5     $    209.2
  Short-term investments                185.7          194.2
  Accounts receivable - net             748.7          704.3
  Materials and supplies                 64.8           63.0
  Deferred income taxes                 139.5          158.9
  Other current assets                  108.8          127.2
                                   ----------     ----------
     Total current assets             1,387.0        1,456.8

Investments (note 1)                  1,266.1          274.7
 Properties less
  accumulated depreciation            9,677.6        9,529.1

Other assets (note 2)                   101.6          155.8
                                   ----------     ----------
     Total assets                  $ 12,432.3     $ 11,416.4
                                   ==========     ==========

Liabilities and stockholders' equity
Current liabilities:
  Short-term debt                  $     27.2     $     44.0
  Accounts payable                      679.0          708.9
  Income and other taxes                217.7          178.7
  Other current liabilities             161.9          202.7
  Current maturities
    of long-term debt                    56.0           56.0
                                   ----------     ----------
     Total current liabilities        1,141.8        1,190.3

Long-term debt (notes 3 and 4)        2,843.6        1,800.3

Other liabilities                       959.7          987.1

Minority interests                       49.7           49.5

Deferred income taxes                 2,392.5        2,411.6
                                   ----------     ----------
     Total liabilities                7,387.3        6,438.8
                                   ----------     ----------
Stockholders' equity:
  Common stock $1.00 per share
    par value                           132.7          132.4
  Other capital                         488.1          462.1
  Retained income                     4,444.8        4,403.7
                                   ----------     ----------
                                      5,065.6        4,998.2
  Less treasury stock at cost,
    7,252,634 shares                    (20.6)        (20.6)
                                   ----------     ----------
     Total stockholders' equity       5,045.0        4,977.6
                                   ----------     ----------
     Total liabilities and
       stockholders' equity        $ 12,432.3     $ 11,416.4
                                   ==========     ==========

          Norfolk Southern Corporation and Subsidiaries
              Consolidated Statements of Cash Flows
                           (Unaudited)
                         ($ in millions)
                                     Three Months Ended March 31,
                                           1997         1996
                                        ---------   ---------
Cash flows from operating activities:
  Net income                            $  127.8    $  168.1
  Reconciliation of net income
    to net cash provided by
    operating activities:
      Charge for credit facility
        costs (note 2)                      77.2        --
      Depreciation                         107.8       105.6
      Deferred income taxes                  7.5        13.9
      Nonoperating gains and losses
        on properties and investments      (10.4)      (15.9)
      Changes in assets and liabilities
        affecting operations:
          Accounts receivable              (44.4)      (31.1)
          Materials and supplies            (1.8)       (2.3)
          Other current assets               7.2        12.1
          Current liabilities
            other than debt                 18.7        67.7
          Other - net                      (18.2)        2.4
                                        --------    --------
            Net cash provided by
              operating activities         271.4       320.5

 Cash flows from investing activities:
  Property additions (note 4)             (229.5)     (163.0)
  Property sales and other transactions     17.5        24.0
  Investments (note 1)                    (984.9)      (23.6)
  Investment sales and
    other transactions                       1.8        12.7
  Short-term investments - net               7.5         9.0
                                        --------    --------
            Net cash used for
              investing activities      (1,187.6)     (140.9)
Cash flows from financing activities:
  Dividends                                (75.1)      (71.9)
  Common stock issued - net                  9.7        11.2
  Purchase and retirement
    of common stock                         --        (108.6)
  Commercial paper proceeds (note 3)       993.1        --
  Credit facility costs paid               (70.9)       --
  Proceeds from long-term
    borrowings (note 4)                      1.2         5.6
  Debt repayments                          (11.5)      (11.8)
                                        --------    --------
            Net cash provided by
             (used for) financing
              activities                   846.5      (175.5)
                                        --------    --------
            Net increase (decrease)
             in cash and cash
              equivalents                  (69.7)        4.1
Cash and cash equivalents:
  At beginning of year                     209.2        67.7
                                        --------    --------
  At end of period                      $  139.5    $   71.8
                                        ========    ========
 Supplemental disclosures of
  cash-flow information
    Cash paid during the period for:
      Interest (net of
        amounts capitalized)            $   52.2    $   43.1
      Income taxes                      $    4.3    $    2.7

Cash equivalents represent all highly liquid investments purchased three months or less from maturity.

          Norfolk Southern Corporation and Subsidiaries
           Notes to Consolidated Financial Statements
                           (Unaudited)

(1)  Conrail acquisition - On February 11, 1997, NS purchased
     8.2 million Conrail Inc. (Conrail) shares, representing approximately 9.9 percent of Conrail's then outstanding common shares, acquired pursuant to NS' prior tender offer at $115 per share.

     On April 8, 1997, CSX Corporation (CSX) and NS reached agreement on a joint acquisition and division of the routes and assets of Conrail. The two companies will form a jointly owned entity to acquire all outstanding shares of Conrail, not currently held by NS or CSX, for $115 per share pursuant to a tender offer expiring May 23, 1997. NS will contribute $5.9 billion for its 58 percent share of the acquisition cost and CSX will contribute $4.3 billion for its 42 percent share (including amounts previously paid by NS and CSX to acquire Conrail shares). The shares will be placed in a joint voting trust pending Surface Transportation
     Board approval of the proposed transaction.

(2)  Charge for credit facility costs - Following NS'
     April 8, 1997, agreement with CSX, NS has terminated all but $1.65 billion of the loan commitments available under a $13.0 billion credit agreement dated February 10, 1997, as amended. The February credit agreement would have provided financing for NS' then-proposed acquisition of all shares of Conrail. NS has begun negotiating a new credit agreement to provide a bank facility of up to $7.0 billion.

     NS recorded a $77.2 million pretax charge in the first quarter of 1997 for the direct costs, principally loan commitment fees, of having secured and maintained certain now-terminated commitments under the February credit agreement. This charge reduced first quarter net income by $49.7 million, or $0.40 per share. Excluding the charge, net income and earnings per share would have been $177.5 million and $1.42, respectively.

(3) Commercial paper debt - During the first quarter of 1997, NS issued $1.0 billion of commercial paper debt to finance its purchase of 8.2 million shares of Conrail stock. The debt has been classified as long-term because NS has the ability to convert this obligation into longer term debt. NS intends to refinance the commercial paper either by issuing additional commercial paper or by replacing commercial paper notes with long-term debt.

(4) Capital lease obligations - During the first quarters of 1997 and 1996, an NS Rail subsidiary entered into capital leases covering new locomotives. The related capital lease obligations totaling $44.7 million in 1997 and $74.4 million in 1996 were reflected in the Consolidated Balance Sheets as debt and, because they were non-cash transactions, were excluded from the Consolidated Statements of Cash Flows. The lease obligations carry stated interest rates but were converted to variable rate obligations using interest rate swap agreements. The interest rates on these obligations are based on the six-month London
     Interbank Offered Rate and are reset every six months with changes in interest rates accounted for as an adjustment of interest expense.

These unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Corporation's most recent Annual Report to Stockholders and quarterly report to the Securities and Exchange Commission.